EXHIBIT 5.1

January 25, 2008

Simtrol, Inc.
520 Guthridge Court
Suite 250
Norcross, Georgia 30092

Re:	Registration Statement on Form S-8

Dear Ladies and Gentlemen:

This firm has acted as counsel for Simtrol, Inc., a Delaware corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 filed today (the “Registration Statement”) of 6,000,000 shares of the Registrant’s common stock, $0.001 par value per share (the “Shares”), issuable pursuant to the Simtrol, Inc. 2002 Equity Incentive Plan, as amended (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 8(a) of Form S-8 in connection with the Registration Statement.

For purposes of this opinion letter, we have only examined copies of the following documents:

1.	The Registration Statement;

2.	A copy of the Plan as certified as of the date hereof by certain officers of the Registrant as being complete, accurate and in effect;

3.
The Certificate of Incorporation, as amended, of the Registrant, as certified by the Secretary of State of the State of Delaware and as certified on the date hereof by an officer of the Registrant as being complete, accurate and in effect;

4.	The Bylaws of the Registrant, as certified on the date hereof by an officer of the Registrant as being complete, accurate and in effect;

5.	Unanimous Written Consent of the Board of Directors of the Registrant dated April 23, 2002, as certified by an officer of the Registrant on the date hereof as being complete, accurate and in effect;

Atlanta	1600 Atlanta Financial Center
404.233.7000	3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
Fax: 404.365.9532

MORRIS, MANNING & MARTIN, LLP

Simtrol, Inc.
January 25, 2008

6.	Unanimous Written Consent of the Board of Directors of the Registrant dated January 22, 2008, as certified by an officer of the Registrant on the date hereof as being complete, accurate and in effect;

7.
A certificate of certain officers of the Registrant dated the date hereof with respect to action taken by the stockholders of the Registrant at the Annual Meeting of Stockholders of the Registrant held on June 12, 2002 and certifying that such action remains in full force and effect;

8.
A certificate of certain officers of the Registrant dated the date hereof with respect to action taken by the stockholders of the Registrant at the Annual Meeting of Stockholders of the Registrant held on August 31, 2007, and certifying that such action remains in full force and effect; and

9.	A certificate of certain officers of the Registrant, dated as of the date hereof, as to certain facts relating to the Registrant.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of public officials, governmental agencies and departments, and corporate officials. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the corporate laws of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued and delivered pursuant to the Plan and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ MORRIS, MANNING & MARTIN, LLP

MORRIS, MANNING & MARTIN, LLP

Atlanta	1600 Atlanta Financial Center
404.233.7000	3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
Fax: 404.365.9532